CEVA, Inc. Reports Third Quarter 2005 Financial Results
Major CEVA-X licensing deals signed with leading companies in Asia Pacific

SAN JOSE, Calif. - October 26, 2005 - CEVA, Inc. (NASDAQ: CEVA; LSE: CVA), the leading licensor of digital signal processor (DSP) cores, multimedia, GPS and storage platforms to the semiconductor industry, today announced financial results for the third quarter ended September 30, 2005.

Total revenue for the third quarter of 2005 was $8.4 million, a decrease of 14% compared to $9.7 million reported for the third quarter of 2004. Third quarter of 2005 licensing revenue was $5.7 million, a decrease of 18% from the third quarter of 2004.

Third quarter of 2005 royalty revenue was $1.5 million, a decrease of 5% compared to $1.6 million for the third quarter of 2004. Revenue from services was $1.2 million for the third quarters of 2005 and 2004.

Net loss for the third quarter of 2005 was $0.5 million, compared to net income of $0.6 million for the third quarter of 2004. Net loss per share for the third quarter of 2005 was $0.03 per share compared to net income of $0.03 per share for the third quarter of 2004. Results for the third quarter of 2005 included a reorganization charge of $1.7 million recorded in the operating expenses associated with leased facility requirements and a gain of $1.5 million reported in interest and other income related to the disposal of an investment. The reorganization charge is associated with the previously announced plans to reduce the Company’s operating expenses, primarily those related to general and administrative functions.

Pro forma net loss and pro forma net loss per share for the third quarter of 2005, excluding the effect of the reorganization charge and the gain on investment described above would have been $0.4 million and $0.02, respectively.

The Company believes that this pro forma presentation of results and net loss per share is useful to investors in comparing the results for the third quarter of 2005 to the same quarter of 2004, because it excludes items that management does not consider meaningful for purposes of analyzing the Company’s operating results and making budget-planning decisions. Specifically, the Company’s management believes the exclusion of the reorganization charge and the gain from disposal of an investment is useful to investors because such charges and gains may not be indicative of the Company’s core operating results when comparing the third quarters of 2004 and 2005.

“The third quarter was a good indicator of our product strategy and focus.” said Gideon Wertheizer, Chief Executive Officer of CEVA. “We signed five new license agreements in the quarter, bringing our total to 17 for the first nine months of 2005. Two of the license agreements signed in the quarter were for our flagship CEVA-X DSP core. Both of these licensees are leading companies in the Asia Pacific region and both have plans to use our CEVA-X DSP core and multimedia technologies for next generation 3G phones. CEVA-X continues to be a strong growth driver for the Company, with 10 licensees to date. Our customers are benefiting from the scalability, performance and the low power which CEVA-X offers. It also powers our new mobile multimedia solution, the Mobile-Media2000.”

Wertheizer added, “Recently, we expanded our serial storage platform offering with the addition of our Serial Attached SCSI (SAS) solution, the industry’s first open-foundry IP core for SAS. This technology is evolving and becoming the storage interface of choice for emerging enterprise applications. The compatibility of this technology with Serial ATA provides customers the ability to develop enterprise storage systems to meet high performance and low cost specifications. We believe that Serial Attached SCSI shows strong potential for growth and we recognize CEVA-SAS as a valuable addition to our IP portfolio.”

CEVA Conference Call

On October 26, 2005, CEVA’s management will conduct a conference call at 10:30 a.m. Eastern Time / 3.30 p.m. London time, to discuss the operating performance for the quarter.

The conference call will be available via the following dial in numbers:

•	US Participants: Dial 1-800-322-0079
•	International Participants: Dial +44-800-917-4860

The conference call will also be available live via the Internet by accessing the CEVA web site at www.ceva-dsp.com. Please go to the web site at least fifteen minutes prior to the call to register, download and install any necessary audio software.

For those who cannot access the live broadcast, a replay will be available by dialing 1-877-519-4471 (passcode: 6588892) for US domestic callers and +44-800-917-2646 (passcode: 1394489) for international callers during the period beginning two hours after the end of the call and ending at 11:59 p.m. (Eastern Time) on November 9, 2005. The replay will also be available at CEVA's web site www.ceva-dsp.com.

About CEVA, Inc.

Headquartered in San Jose, Calif., CEVA is the leading licensor of digital signal processor (DSP) cores, multimedia, Global Positioning Systems (GPS) and storage platforms to the semiconductor industry. CEVA licenses a family of programmable DSP cores, associated SoC system platforms and a portfolio of application platforms including video processing, audio processing, speech processing, GPS location, Serial Attached SCSI (SAS) and Serial ATA (SATA). In 2004, CEVA's silicon IP was shipped in more than 100 million devices. CEVA was created through the merger of the DSP licensing division of DSP Group and Parthus Technologies. For more information visit www.ceva-dsp.com

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that if they materialize or prove incorrect, could cause the results of CEVA to differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. The risks, uncertainties and assumptions include: the ability of the CEVA-X line of products to continue to be a strong growth driver for the Company; intense competition within our industry; the industries in which we license our technology have experienced a challenging period of growth; that the market for our technology may not develop as expected, especially in the case of newly introduced or planned to be introduced technologies; our ability to timely and successfully develop and introduce new technologies; our reliance on revenue derived from a limited number of licensees; and other risks relating to our business, including, but not limited to, those that are described from time to time in the Company's Securities and Exchange Commission filings, including but not limited to its Annual Report on Form 10-K for the fiscal year ended December 31, 2004, and its quarterly reports filed after the Form 10-K. CEVA assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

For More Information Contact:
Yaniv Arieli
CEVA, Inc.
CFO
+1.408.514.2941
yaniv.arieli@ceva-dsp.com

CEVA, INC. AND ITS SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - U.S. GAAP
U.S. dollars in thousands, except per share data

	Nine Months ended		Quarter ended
	September 30,		September 30,
	2005	2004	2005	2004
	Unaudited	Unaudited	Unaudited	Unaudited
Revenues:
Licensing and royalties	$24,235	$24,431	$7,169	$8,482
Other revenue	3,720	4,073	1,217	1,232

Total revenues	27,955	28,504	8,386	9,714

Cost of revenues	3,412	4,160	1,003	1,199

Gross profit	24,543	24,344	7,383	8,515

Operating expenses:
Research and development, net	15,477	12,615	5,036	4,384
Sales and marketing	4,855	5,159	1,619	1,768
General and administrative	4,481	4,509	1,399	1,555
Amortization of intangible assets	632	669	191	223
Reorganization and severance charge	3,307	-	1,650	-
Impairment of assets	510	-	-	-

Total operating expenses	29,262	22,952	9,895	7,930

Operating income (loss)	(4,719)	1,392	(2,512)	585
Interest and other income, net	2,760	496	1,982	145

Income (loss) before taxes on income	(1,959)	1,888	(530)	730
Taxes on income	160	425	-	170

Net income (loss)	(2,119)	1,463	(530)	560

Basic and diluted net income (loss) per share	$(0.11)	$0.08	$(0.03)	$0.03

Weighted-average number of Common Stock used in computation of net income (loss) per share (in thousands):
Basic	18,768	18,387	18,875	18,453
Diluted	18,768	18,986	18,875	18,793

CEVA, INC. AND ITS SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
U.S. dollars in thousands, except per share data

	Nine Months ended		Quarter ended
	September 30,		September 30,
	2005	2004	2005	2004
	Unaudited	Unaudited	Unaudited	Unaudited
Revenues:
Licensing and royalties	$24,235	$24,431	$7,169	$8,482
Other revenue	3,720	4,073	1,217	1,232

Total revenues	27,955	28,504	8,386	9,714

Cost of revenues	3,412	4,160	1,003	1,199

Gross profit	24,543	24,344	7,383	8,515
Operating expenses:
Research and development, net	15,477	12,615	5,036	4,384
Sales and marketing	4,855	5,159	1,619	1,768
General and administrative	4,481	4,509	1,399	1,555
Amortization of intangible assets	632	669	191	223
Total operating expenses	25,445	22,952	8,245	7,930

Operating income (loss)	(902)	1,392	(862)	585
Interest and other income, net	1,253	496	475	145

Income (loss) before taxes on income	351	1,888	(387)	730
Taxes on income	160	425	-	170

Net income (loss)	191	1,463	(387)	560

Pro forma basic and diluted net income (loss) per share	$0.01	$0.08	$(0.02)	$0.03
Weighted-average number of Common Stock used in computation of pro forma net income (loss) per share (in thousands):
Basic	18,768	18,387	18,875	18,453
Diluted	19,067	18,986	18,875	18,793

The above pro forma condensed consolidated statements of operations have been adjusted to exclude the following items to U.S. GAAP reported net income (loss):

Reported net income (loss) per U.S. GAAP	(2,119)	1,463	(530)	560
Adjustments
Reorganization and severance charge	3,307	-	1,650	-
Impairment of assets	510	-	-	-
Interest and other income	(1,507)	-	(1,507)	-
Pro forma net income (loss)	191	1,463	(387)	560

CEVA, INC. AND ITS SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
U.S. Dollars in Thousands

	September 30,	December 31,
	2005	2004
	Unaudited	Audited
ASSETS
Current assets:
Cash and cash equivalents	$24,492	$28,844
Marketable securities	35,869	30,794
Trade receivables, net	7,331	10,835
Prepaid expenses	1,378	703
Other current assets	2,095	772
Total current assets	71,165	71,948
Long-term investments:
Severance pay fund	1,808	1,713
Deferred tax assets	57	70
Property and equipment, net	3,642	4,471
Goodwill	38,398	38,398
Other intangible assets, net	1,651	2,563
Total assets	$116,721	$119,163

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Trade payables	$575	$1,714
Accrued expenses and other payables	9,730	9,816
Taxes payable	589	707
Deferred revenues	1,234	1,751
Total current liabilities	12,128	13,988
Long-term liabilities:
Accrued severance pay	2,023	1,844
Accrued liabilities	190	782
Total long-term liabilities	2,213	2,626

Stockholders' equity:
Common Stock:	19	19
Additional paid in-capital	138,818	136,868
Accumulated deficit	(36,457)	(34,338)
Total stockholders' equity	102,380	102,549
Total liabilities and stockholders' equity	$116,721	$119,163